UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  December 8, 2014

HOUSTON WIRE & CABLE COMPANY
(Exact name of registrant as specified in its charter)

Delaware	000-52046	36-4151663
(State of Incorporation)	(Commission File Number)	(IRS employer identification no.)

10201 North Loop East
Houston, TX	77029
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:   (713) 609-2100

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amended Employment Agreement with James L. Pokluda III

On December 8, 2014, the Compensation Committee of the Company’s Board of Directors approved the terms of an amendment to the employment agreement, dated as of January 1, 2012, between the Company and its Chief Executive Officer, James L. Pokluda III.  The amended employment agreement (the “Employment Agreement”) will extend the current term of employment by one year, through December 31, 2016, and provide for automatic one-year extensions thereafter unless the Company or Mr. Pokluda gives 12 months’ prior written notice that the term will not be further extended.  The Employment Agreement will provide for (1) a base salary of not less than $430,000 per year, (2) an annual bonus opportunity of 10% to 75% of base salary based on achieving a series of EBITDA targets set by the Compensation Committee for the applicable year, (3) continued participation in the Company’s Stock Plan and (4) entitlement to all benefits generally available to the Company’s other executive employees.  Under the Employment Agreement, if the Company terminates Mr. Pokluda’s employment without cause, or if Mr. Pokluda terminates his employment for good reason, Mr. Pokluda will be entitled to severance equal to two years’ base salary plus bonus (based on the prior year’s payout).  The Employment Agreement limits Mr. Pokluda’s ability to compete with the Company for a period of one year following the termination of his employment for any reason or two years if he is receiving severance benefits.

In addition, on December 8, 2014, Mr. Pokluda received (1) a one-time special grant of 4,112 shares of restricted stock (valued at $50,000 based on the closing price of the Company’s common stock on the Nasdaq Global Market on the date of grant), which will vest on December 8, 2015, and (2) as part of the Company’s regular annual awards, a grant of 12,336 shares of restricted stock (valued at $150,000), which will vest in three equal annual installments beginning December 8, 2015.

Senior Management Bonus Program

On December 8, 2014, the Compensation Committee of the Company’s Board of Directors adopted a revised senior management bonus program for its senior executives (other than the Chief Executive Officer), to be effective January 1, 2015.  A description of the revised program is attached as Exhibit 10.1 and is incorporated herein by reference.

Item 8.01.	Other Events.

On November 4, 2014, the Board of Directors amended the Company’s 2006 Stock Plan (1) to provide that shares surrendered by a participant or withheld by the Company could be reused for new awards only if surrendered or withheld to pay withholding taxes on a stock award or stock unit (but not if surrendered or withheld to pay the exercise price of or withholding taxes on a stock option), (2) to add a broad definition of “repricing,” which the Stock Plan prohibits, and (3) to add the per employee annual limit on stock awards and stock units that was approved by the stockholders at the Company’s 2014 annual meeting.

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits

Exhibit Number	Description

10.1	Description of Senior Management Bonus Program

10.2	Third Amendment to the Houston Wire & Cable Company 2006 Stock Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOUSTON WIRE & CABLE COMPANY

Date: December 12, 2014	By:	/s/ Nicol G. Graham
		Name:	Nicol G. Graham
		Title:	Vice President and
Chief Financial Officer